As of January 1, 2006

FIT Aero Investments Limited
c/o Fortress Investment Group LLC
1345 Avenue of the Americas

New York, NY 10105

Re: Remarketing, Administrative and Technical Services

Gentlemen and Ladies,

Aircastle Advisor (Ireland) Limited ("Aircastle" or "Servicer") is pleased to present to FIT Aero Investments Limited ( "Client"), this offer to act as
Client's remarketing representative, administrative agent and technical advisor in connection with the aircraft described in Annex 1 hereto.

This letter will set forth our understanding of your remarketing, administrative and technical requirements and the terms upon which we would be willing to provide services to you, and will supersede any prior communications with respect to such matters, and upon your acceptance as provided below, will become an agreement binding upon Aircastle and Client:

Owner:                           For each Aircraft, the entity identified as
                                 such in Annex 1 hereto.

Services:                        The Remarketing Services and Technical Advisory
                                 Services.

Remarketing Services:            During the Service Period, we shall serve as
                                 the representative of Owner for the remarketing
                                 of the Aircraft and shall have the right to
                                 remarket the Aircraft in accordance with the
                                 terms of this letter agreement, and we shall
                                 remarket the Aircraft for sale or lease in
                                 accordance with our customary business
                                 practices. From time to time during the Service
                                 Period and upon your request we shall consult
                                 with you with respect to potential sale and/or
                                 lease terms.

Technical Advisory Services:     During the Service Period, we will manage the
                                 following technical advisory services with
                                 respect to the Aircraft, as required:

                                 (1) If required in connection with the
                                 marketing of any Aircraft:

Aircastle Advisor (Ireland)
Limited Remarketing and
Technical Advisory Agreement

                                 (a) preparing Aircraft specification
                                 information to support remarketing efforts;

                                 (b) developing proposed 'delivery condition'
                                 information to enable Servicer to offer the
                                 Aircraft, on behalf of Client, to target
                                 customers; and

                                 (c) advising on the likely modification
                                 workscope or maintenance workscope for the
                                 Aircraft in preparation for delivery to a new
                                 customer.

                                 (2) If required in connection with maintenance
                                 or modification of any Aircraft:

                                 (a) soliciting and evaluating bids from
                                 maintenance providers for any proposed
                                 modification or maintenance to the Aircraft,
                                 and liaising with the winning bidder in the
                                 performance of the work; and

                                 (b) liaising with next customer to facilitate
                                 delivery process.

                                 Many of these services would be physically
                                 performed by third party contractors arranged
                                 by Aircastle, and the cost and expense of each
                                 such third party contractor (including travel
                                 expenses) will be for the account of Client.

Service Period:                  From the date of execution of this agreement
                                 for a period of 24 months; terminable
                                 thereafter by either Aircastle or Client on 30
                                 days advance written notice.

Standard of Care:                The Servicer shall use such reasonable care and
                                 diligence at all times in the performances of
                                 the Services, as is customary in the
                                 international aircraft operating leasing
                                 industry but in no event shall it use less
                                 reasonable care and diligence as it would use
                                 if the Servicer were the owner of the aircraft.

Transaction Approval             Servicer shall not do any of the following
Requirements:                    without the prior direction by or on behalf of
                                 Owner:

                                 (1) sell or otherwise similarly dispose of, or
                                 enter into any binding commitment or agreement
                                 to sell or otherwise similarly dispose of, any
                                 Aircraft;

                                 (2) lease or otherwise similarly dispose of, or
                                 enter into any binding commitment or agreement
                                 to lease or

Aircastle Advisor (Ireland)
Limited Remarketing and
Technical Advisory Agreement

                                 otherwise similarly dispose of, any Aircraft,
                                 except any renewal or extension in accordance
                                 the renewal or extension provisions set out in
                                 any existing lease; or

                                 (3) enter into any contract for the
                                 modification, overhaul or maintenance of any
                                 Aircraft, or make any commitment to reimburse
                                 any Lessee for any maintenance or modification
                                 of an Aircraft.

Fees:                            The relevant Owner shall pay a fee for the
                                 outright sale or similar disposition of any
                                 Aircraft in an amount equal to 2.5% of the
                                 gross sales proceeds (but not including a
                                 transfer of the Aircraft to an affiliate or for
                                 financing purposes).

                                 Such fees in respect of an Aircraft shall be
                                 payable upon closing of the sale or similar
                                 disposition of such Aircraft.

Expenses:                        The relevant Owner shall reimburse Aircastle
                                 for all reasonable out-of-pocket expenses
                                 (including all travel and accommodation
                                 expenses) incurred during the Service Period by
                                 Aircastle in providing the Services, including
                                 the reasonable fees and out-of-pocket expenses
                                 (including travel and accommodation expenses)
                                 of all third-party contractors and service
                                 providers in connection with the Services.

                                 Aircastle shall invoice Client monthly. With
                                 each invoice, Aircastle will provide reasonable
                                 detail for such Expenses.

                                 All payments of Fees and other amounts due
                                 hereunder to Aircastle shall be made by wire
                                 transfer of immediately available U.S. Dollars
                                 to the account specified from time to time by
                                 written notice from Aircastle, without
                                 deduction.

Non-Discrimination:              In providing the Remarketing Services, we shall
                                 not discriminate against the Aircraft in favor
                                 of any other aircraft owned, managed or
                                 remarketed by us and we shall not be required
                                 to give the Aircraft marketing priority over
                                 such other aircraft.

Cooperation:                     Client shall cooperate with us in the
                                 performance of the Services and Client will be
                                 responsible for ensuring that all
                                 authorizations, consents, approvals and the
                                 like are obtained in order to permit us to
                                 carry out the Services.

Not an Agent:                    We are not acting as Client's legal agent and
                                 shall have no authority to bind Client to any
                                 contract or commitment.

Aircastle Advisor (Ireland)
Limited Remarketing and
Technical Advisory Agreement

Indemnity and Release:           Each Owner shall indemnify and hold harmless
                                 Aircastle and its affiliates and their
                                 respective directors, officers, servants,
                                 agents and employees and their respective
                                 successors (together, the "Aircastle Parties"),
                                 from and against, and Client hereby releases
                                 each Aircastle Party for liabilities arising
                                 out of, all claims, losses, liabilities, and
                                 damages of any kind whatsoever which may result
                                 from or arise in any manner out of or in
                                 relation to (1) the Aircraft or (2) the
                                 Services, or any act or omission in connection
                                 therewith or related thereto unless, in the
                                 case of any Aircastle Party, the same arises
                                 solely out of the gross negligence, default or
                                 willful misconduct of such Aircastle Party.

No Consequential Damages:        No Aircastle Party shall have any obligation or
                                 liability for consequential damages including
                                 loss of profits.

Confidentiality:                 If the disclosure of any information requested
                                 by Client from Aircastle may, in the opinion of
                                 Aircastle's counsel, breach any obligation of
                                 confidentiality owed by Aircastle to any
                                 person, Aircastle shall not be obliged to
                                 disclose such information.

Governing Law:                   New York.

Termination:                     This letter agreement shall be valid for the
                                 duration of the Service Period unless
                                 terminated by either party for material breach
                                 of any provision by the other party. Expiry of
                                 this Agreement at the end of the Service
                                 Period, or any termination of this letter
                                 agreement pursuant to the preceding sentence,
                                 shall not affect any rights and obligations
                                 already accrued at the time of termination.

If you are in agreement with the foregoing please so indicate by signing and returning a copy of this letter to Aircastle.

Very truly yours,

AIRCASTLE ADVISOR (IRELAND) LIMITED

By:
    -------------------------------
Title:

Accepted and Agreed :

Aircastle Advisor (Ireland)
Limited Remarketing and
Technical Advisory Agreement

-----------------------------------
For and on behalf of FIT Aero Investments Limited

                                                                         Annex 1

                                    Aircraft

 MSN      TYPE           CURRENT OPERATOR                OWNER
-----   ---------   --------------------------   ---------------------
23527    737-300    GOL Transportes Aereos S/A   Aircraft 23527, LLC
24452    737-300    GOL Transportes Aereos S/A   Aircraft 24452, LLC
24453    737-300    GOL Transportes Aereos S/A   Aircraft 24453, LLC
23765   767-300ER   Air Atlanta Icelandic        FIT Aero Iceland Ltd.